Exhibit 10.4.2

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease, made and entered into this 23rd day of March, 2006 by and between J3 Harmon, L.L.C., as successor in interest to The Estate of Arthur G. Grandlich. d.b.a. McKellips Corporate Square, Betsy A. Grandlich Co-Personal Representative, Bank One Trust Company, Co-Personal Representative, hereinafter referred to as "Lessor" and YP.Net. Inc.. a Nevada Corporation (formerly known as Renaissance International Group, a Nevada Corporation), hereinafter referred to as "Lessee".

WITNESSETH:

WHEREAS, Lessor leased certain premises in the McKellips Corporate Square building 4840 East Jasmine Street in the City of Mesa, County of Maricopa, State of Arizona, to Lessee, pursuant to that certain lease dated the 1st day of June. 1998; said Lease and amendment(s) thereto dated August 17, 1998 and January 7, 2003, hereinafter collectively referred to as the "Lease", the premises being more particularly described therein; and

NOW THEREFORE, in consideration of these present and the agreement of each other, Lessor and Lessee agree that the said Lease shall be and is hereby amended as of the 1st day of July 2006, unless stated otherwise herein, as follows:

1.	The term of the Lease shall be extended sixty (60) months with an expiration date of the 30th day of June, 2011.

2.	Base Rent for the Leased Premises shall be payable in monthly installments of:

07/01/06 through 06/30/07 @   $9,727.76 + CAM + Rental Tax / Month
07/01/07 through 06/30/08 @   $9,979.34 + CAM + Rental Tax / Month
07/01/08 through 06/30/09 @ $10,230.92 + CAM + Rental Tax / Month
07/01/09 through 06/30/10 @ $10,482,50 + CAM + Rental Tax / Month
07/01/10 through 06/30/11 @ $10,734.08 + CAM + Rental Tax / Month

3.	Upon execution of this Third Amendment to Lease, Lessee shall no longer have a Right of First Refusal to Lease any other Lease space within 4840 East Jasmine (Building B).

4.	Lease Paragraph 15 and the Option to Extend paragraph in the Lease Addendum shall become null and void upon execution of this Third Amendment to Lease.

5.	All other terms and conditions of the Lease shall remain the same and are confirmed and approved.

6.	The terms and conditions of this Third Amendment to Lease shall be null and void if not fully executed by both Lessor and Lessee by March 31, 2006.

7.
This Third Amendment to Lease may be executed via facsimile and in counterparts and each executed counterpart shall for all purposes be deemed an original and shall have the same force and effect as an original, but all of which together shall constitute in the aggregate, but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument by proper persons thereunto duly authorized.

Lessor:		Lessee:
J3 Harmon, L.L.C. as Successor in Interest to		YP.Net, a Nevada Corporation
The Estate of Arthur G. Grandlich d.b.a.		4840 E. Jasmine Street
McKellips Corporate Square		Suite 105
c/o 2150 E. Highland, Suite 207		Phoenix, Arizona 85205
Phoenix, Arizona 85016

By:	/s/ Illegible	By:	/s/ Daniel Coury, Sr.
Date:	4/3/06	Date:	3/27/06